EXHIBIT 99.1

FOR IMMEDIATE RELEASE – DRAFT

AEye Reports First Quarter 2024 Results

Kicked off key strategic partnership that will bring AEye’s lidar into the China market

Fourth consecutive quarter of cash burn reduction

DUBLIN, Calif. – (BUSINESS WIRE) – May 14, 2024 – AEye, Inc. (Nasdaq: LIDR), a global leader in adaptive, high performance lidar solutions, today announced its results for the first quarter ended March 31, 2024.

Management Commentary

“AEye made incredible progress with our capital-light partnership model in the first quarter, including significantly expanding our strategic opportunities and opening the door to the booming lidar market in China. The first product from our 4Sight Flex reference design, Apollo, has passed an important technical performance milestone, which is driving interest among automotive OEMs. Additionally, our new Tier 1 partnership with LITEON creates a path to further strengthening our industry leading product in terms of both cost and performance,” said Matt Fisch, AEye CEO. “Overall, we are starting off 2024 with strong execution and could not be more excited for what the future holds for AEye.”

Key Q1 2024 Financial Highlights

“We remain focused on cost discipline and have reduced our cash burn rate for the fourth consecutive quarter. With $28.9 million in cash on our balance sheet at the end of the first quarter, we are confident that these efforts extend our runway into 2025. We have proven that we can deliver on both our product development goals and successfully execute at a burn rate that’s up to 10x lower than our peers. Thanks to our capital light business model we believe we have the resiliency to ride out the industry headwinds,” said Conor Tierney, AEye CFO.

In December 2023, the company effected a 1-for-30 reverse stock split and all the financial information disclosed has been adjusted to account for the revised share count numbers.

●	GAAP net loss was $(10.2) million, or $(1.61) per share, based on 6.4 million weighted average common shares outstanding.
●	Non-GAAP net loss was $(7.2) million, or $(1.13) per share, based on 6.4 million weighted average common shares outstanding.
●	Cash, cash equivalents, and marketable securities were $28.9 million as of March 31, 2024.

Conference Call and Webcast Details

AEye management will hold a conference call today, May 14, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss these results. AEye CEO Matt Fisch and CFO Conor Tierney will host the call, followed by a question-and-answer session.

The webcast and accompanying slides will be accessible via the company’s website at https://investors.aeye.ai/.

Access is also available via:

Conference call: https://aeye.pub/3W7rZlg

Webcast: https://aeye.pub/3Uq2JW4

About AEye

AEye’s unique software-defined lidar solution enables advanced driver-assistance, vehicle autonomy, smart infrastructure, and logistics applications that save lives and propel the future of transportation and mobility. AEye’s 4Sight™ Intelligent Sensing Platform, with its adaptive sensor-based operating system, focuses on what matters most: delivering faster, more accurate, and reliable information. AEye’s 4Sight™ products, built on this platform, are ideal for dynamic applications which require precise measurement imaging to ensure safety and performance.

Non-GAAP Financial Measures

The non-GAAP measures provided in this press release should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies. AEye considers these non-GAAP financial measures to be important because they provide additional insight into the Company’s on-going performance. The Company provides this information to investors for a more consistent basis of comparison and to help investors evaluate the results of the Company’s on-going operations, and to help enable more meaningful period-to-period comparisons. Non-GAAP financial measures are presented only as supplemental information to understand the Company’s operating results. The non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP.

This press release includes non-GAAP financial measures, including:

∙	Non-GAAP net loss which is defined as GAAP net loss plus stock-based compensation, less change in fair value of convertible note and warrant liabilities, plus one-time termination benefits and other restructuring costs; and

∙	Adjusted EBITDA, defined as non-GAAP net loss plus depreciation and amortization expense, less interest expense and other, less interest income and other, plus provision for income tax expense.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “continue,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “predict,” “plan,” “may,” “should,” “will,” “would,” “potential,” “seem,” “seek,” “outlook,” and similar expressions that predict or indicate future events or trends, or that are not statements of historical matters.

Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Forward looking statements included in this press release include statements about AEye entering the lidar market in China, the progress made on commercialization of AEye’s new Apollo product, the benefits of the new Tier 1 relationship with LITEON, and the Company’s cash position, among others. These statements are based on various assumptions, whether or not identified in this press release. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are very difficult or impossible to predict and will differ from the assumptions. Many actual events and circumstances are beyond the control of AEye. Many factors could cause actual future events to differ from the forward-looking statements in this press release, including but not limited to: (i) the risks that the strategic partnership intended to bring AEye’s lidar into the China market may not yield the results anticipated; (ii) the risks that the interest among automotive OEMs in the first product from AEye’s 4Sight Flex reference design, Apollo, may not develop to the extent anticipated, or at all; (iii) the risks that our new Tier 1 partnership with LITEON may not create a path to further strengthening AEye’s industry leading product in terms of cost, performance, or otherwise, to the extent anticipated, or at all; (iv) the risks that the reduction in cash burn may not continue to the extent anticipated, or at all; (v) the risks that the cash runway provided by the cash and marketable securities on AEye’s balance sheet as of March 31, 2024 may not extend AEye’s runway into 2025; (vi) the risks that AEye may be unable to maintain a burn rate that is up to 10x lower than its peers and successfully execute to the extent anticipated, or at all; (vii) the risks that AEye may not have the resiliency to ride out industry headwinds, or that such industry headwinds may last longer than anticipated; (viii) the risks that AEye’s cost reduction initiatives may not continue to be effective to the extent anticipated, or at all, due to unforeseen circumstances, or such reductions may have other non-cash consequences negatively impacting AEye’s business operations; (ix) the risks that market conditions may create delays in the demand for commercial lidar products beyond AEye’s expectations; (x) the risks that lidar adoption occurs slower than anticipated or fails to occur at all; (xi) the risks that AEye’s products may not meet the diverse range of performance and functional requirements of target markets and customers; (xii) the risks that AEye’s products may not function as anticipated by AEye, or by target markets and customers; (xiii) the risks that AEye may not be in a position to adequately or timely address either the near or long-term opportunities that may or may not exist in the evolving autonomous transportation industry; (xiv) the risks that laws and regulations are adopted impacting the use of lidar that AEye is unable to comply with, in whole or in part; (xv) the risks associated with changes in competitive and regulated industries in which AEye operates, variations in operating performance across competitors, and changes in laws and regulations affecting AEye’s business; (xvi) the risks that AEye is unable to adequately implement its business plans, forecasts, and other expectations, and identify and realize additional opportunities; and (xvii) the risks of economic downturns and a changing regulatory landscape in the highly competitive and evolving industry in which AEye operates. These risks and uncertainties may be amplified by current or future global conflicts and the lingering effects of the COVID-19 pandemic, both of which continue to cause economic uncertainty. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the periodic report that AEye has most recently filed with the U.S. Securities and Exchange Commission, or the SEC, and other documents filed by us or that will be filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made.

Readers are cautioned not to put undue reliance on forward-looking statements; AEye assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. AEye gives no assurance that AEye will achieve any of its expectations.

AEYE, INC.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$9,535	$16,932
Marketable securities	19,374	19,591
Accounts receivable, net	67	131
Inventories, net	557	583
Prepaid and other current assets	1,745	2,517
Total current assets	31,278	39,754
Right-of-use assets	10,862	11,226
Property and equipment, net	339	281
Restricted cash	2,150	2,150
Other noncurrent assets	798	906
Total assets	$45,427	$54,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3,751	$3,442
Accrued expenses and other current liabilities	5,239	6,585
Total current liabilities	8,990	10,027
Operating lease liabilities, noncurrent	14,464	14,858
Other noncurrent liabilities	49	409
Total liabilities	23,503	25,294
Stockholders' Equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	369,781	366,647
Accumulated other comprehensive (loss) income	(4)	10
Accumulated deficit	(347,854)	(337,635)
Total stockholders’ equity	21,924	29,023
Total liabilities and stockholders’ equity	$45,427	$54,317

AEYE, INC.
Consolidated Statements of Operations
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended March 31,
	2024	2023
Revenue:
Prototype sales	$20	$125
Development contracts	—	511
Total revenue	20	636
Cost of revenue	263	2,261
Gross loss	(243)	(1,625)
Operating expenses:
Research and development	4,532	9,442
Sales and marketing	341	6,268
General and administrative	5,615	8,554
Total operating expenses	10,488	24,264
Loss from operations	(10,731)	(25,889)
Other income (expense):
Change in fair value of convertible note and warrant liabilities	2	(810)
Interest income and other	195	277
Interest expense and other	317	176
Total other income (expense), net	514	(357)
Loss before income tax expense	(10,217)	(26,246)
Provision for income tax expense	2	19
Net loss	$(10,219)	$(26,265)

Per Share Data
Net loss per common share (basic and diluted)	$(1.61)	$(4.75)

Weighted average common shares outstanding (basic and diluted)	6,352,835	5,528,862

AEYE, INC.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(10,219)	$(26,265)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	29	330
Gain on sale of property and equipment, net	—	(53)
Noncash lease expense relating to operating lease right-of-use assets	364	350
Inventory write-downs, net of scrapped inventory	19	208
Change in fair value of convertible note and warrant liabilities	(2)	810
Stock-based compensation	3,014	6,513
Amortization of premiums and accretion of discounts on marketable securities, net of change in accrued interest	(252)	33
Expected credit losses	14	—
Changes in operating assets and liabilities:
Accounts receivable, net	50	494
Inventories, current and noncurrent, net	18	(386)
Prepaid and other current assets	772	2,722
Other noncurrent assets	97	71
Accounts payable	309	(985)
Accrued expenses and other current liabilities	(1,343)	(134)
Operating lease liabilities	(397)	(392)
Other noncurrent liabilities	(358)	—
Contract liabilities	—	(511)
Net cash used in operating activities	(7,885)	(17,195)
Cash flows from investing activities:
Purchases of property and equipment	(87)	(599)
Proceeds from sale of property and equipment	—	76
Purchases of marketable securities	(6,045)	—
Proceeds from redemptions and maturities of marketable securities	6,500	22,000
Net cash provided by investing activities	368	21,477
Cash flows from financing activities:
Proceeds from exercise of stock options	—	323
Payments for convertible note redemptions	—	(2,300)
Taxes paid related to the net share settlement of equity awards	(45)	(868)
Proceeds from issuance of common stock under the Common Stock Purchase Agreement	165	—
Net cash provided by (used in) financing activities	120	(2,845)
Net (decrease) increase in cash, cash equivalents and restricted cash	(7,397)	1,437
Cash, cash equivalents and restricted cash at beginning of period	19,082	21,214
Cash, cash equivalents and restricted cash at end of period	$11,685	$22,651

AEYE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except share amounts and per share data)
(Unaudited)

	Three months ended March 31,
	2024	2023
GAAP net loss	$(10,219)	$(26,265)
Non-GAAP adjustments:
Stock-based compensation	3,014	6,513
Change in fair value of convertible note and warrant liabilities	(2)	810
One-time termination benefits and other restructuring costs	—	1,253
Non-GAAP net loss	$(7,207)	$(17,689)
Depreciation and amortization expense	29	330
Interest income and other	(195)	(277)
Interest expense and other	(317)	(176)
Provision for income tax expense	2	19
Adjusted EBITDA	$(7,688)	$(17,793)

GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(1.61)	$(4.75)
Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	$(1.13)	$(3.20)
Shares used in computing GAAP net loss per share attributable to common stockholders:
Basic and diluted	6,352,835	5,528,862
Shares used in computing Non-GAAP net loss per share attributable to common stockholders:
Basic and diluted	6,352,835	5,528,862

Company Contacts:

Leigh Bannister

AEye, Inc.

Lbannister@aeye.ai

925-400-4366

Evan Niu, CFA

Financial Profiles, Inc.

eniu@finprofiles.com

310-622-8243